Exhibit 32

                                 CERTIFICATIONS

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Chestatee Bancshares, Inc. (the "Company") each certifies, to the best of his or her knowledge, that:

     (i) the Company's Quarterly Report of Form 10-QSB for the quarter ended March 31, 2006 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (ii) the information contained in that Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date: May 11,  2006             By: /s/ J. Philip Hester, Sr.
                                    -------------------------
                                    J. Philip Hester, Sr., President and C.E.O.
                                    (Principal Executive Officer)


Date: May 11, 2006              By: /s/ Deborah F. McLeod
                                    ---------------------
                                    Deborah F. McLeod, C.F.O. and Treasurer
                                    (Principal Financial and Accounting Officer)

This certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.




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